UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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United Natural Foods, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED NATURAL FOODS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 7, 2006

Dear Stockholder:

You are hereby cordially invited to attend the 2006 Annual Meeting of Stockholders of United Natural Foods, Inc., which will be held on Thursday, December 7, 2006 at 11:00 a.m. (local time) at the Courtyard by Marriott Downtown at 32 Exchange Terrace, Providence, Rhode Island 02903, and any adjournments or postponements of the annual meeting. For your convenience, we are offering a live webcast of the annual meeting at the Investor Relations section of our website at www.unfi.com.

We are holding the annual meeting for the following purposes:

1.                To elect two members to our Board of Directors to serve as Class I directors, each for a term of three years.

2.                To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 28, 2007.

3.                To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

These matters are more fully described in the attached proxy statement, which is made a part of this notice. We are not aware of any other business to be transacted at the annual meting.

Only stockholders of record on our books at the close of business on Friday, October 13, 2006 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices located at 260 Lake Road, Dayville, Connecticut 06241, and will also be available at the annual meeting. If you would like to view the stockholder list, please call our Investor Relations Department at (860) 779-2800 to schedule an appointment.

A copy of our 2006 Annual Report to Stockholders, which contains our consolidated financial statements for the fiscal year ended July 29, 2006, and other information of interest to stockholders, accompanies this notice and the attached proxy statement.

By Order of the Board of Directors,
Thomas B. Simone,
Chair of the Board
November 1, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

UNITED NATURAL FOODS, INC.

260 Lake Road
Dayville, Connecticut 06241

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 7, 2006

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors for use at the 2006 Annual Meeting of Stockholders to be held on Thursday, December 7, 2006 at 11:00 a.m. (local time) at the Courtyard by Marriott Downtown at 32 Exchange Terrace, Providence, Rhode Island 02903, and any adjournments or postponements of the annual meeting. The proxy is being solicited for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” We will bear the cost of soliciting the proxies.

Record Date and Share Ownership

Only stockholders of record on our books at the close of business on Friday, October 13, 2006 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. As of the close of business on October 13, 2006, we had 42,354,278 shares of common stock outstanding. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the annual meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended July 29, 2006, will be mailed to stockholders of record on or about November 1, 2006.

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended July 29, 2006, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to the Attention of Lisa N’Chonon, Corporate Controller, United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Submitting and Revoking Your Proxy

If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•       FOR the election of Richard Antonelli and Joseph M. Cianciolo as Class I directors; and

•       FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 28, 2007.

If other matters come before the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received any notice of other matters that may properly be presented at the annual meeting. You may revoke your proxy at any time prior to the start of the annual meeting by delivering written instructions to our corporate secretary at 260 Lake Road, Dayville, Connecticut 06241. Attendance at the annual meeting will not itself be deemed to revoke your proxy unless you give notice at the annual meeting that you intend to revoke your proxy and vote in person.

If you participate in our Employee Stock Ownership Plan (the “Plan”), the enclosed proxy card will serve as a voting instruction for Mr. Robert Huckins, the trustee of the Plan. If Mr. Huckins does not receive voting instructions for your shares, he will vote your shares in the same proportion as other plan participants’ shares for which voting instructions have been received. You must submit your voting instructions to Mr. Huckins by the close of business on December 4, 2006 to allow him time to receive your voting instructions. Mr. Huckins will vote unallocated shares of common stock in the plan in the same proportion as participants have directed the trustee to vote their allocated shares of common stock.

If you participate in the United Natural Foods, Inc. Company Stock Fund through our 401(k) savings plan, the enclosed proxy card will serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the plan. If Fidelity does not receive voting instructions for your shares, it will vote your shares in the same proportion as other plan participants’ shares for which voting instructions have been received. You must submit your voting instructions to Fidelity by the close of business on December 4, 2006 to allow it time to receive your voting instructions.

In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Votes Required

Presence in person or by proxy of a majority of the shares of common stock outstanding on the record date will be required for a quorum. Shares of common stock present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the annual meeting.

The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote at the annual meeting is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and voting on the matter is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2007.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast, although such votes will count for quorum purposes.

Webcast of Annual Meeting

We are pleased to offer a webcast of the annual meeting. If you choose to participate in the annual meeting by means of the webcast, go to the Investor Relations section of our website at www.unfi.com shortly before the annual meeting is scheduled to begin and follow the instructions provided. The conference call dial-in number is (303) 262-2075. You will be able to participate in the annual meeting by submitting questions directly from the broadcast site. However, you will not be able to vote your shares of common stock during the webcast. If you plan to listen to the webcast, please return the enclosed proxy by December 4, 2006 so that the persons named as proxies can vote the shares represented by your proxy in accordance with your instructions at the annual meeting.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of October 13, 2006 by (i) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each member of our Board of Directors, (iii) our executive officers named in the Summary Compensation Table below and (iv) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage Ownership(2)
FMR Corp.	5,388,390	12.7%
Employee Stock Ownership Trust(3)	2,904,866	6.9%
U.S. Trust Corporation	2,636,418	6.2%
Daniel V. Atwood(4)	280,287	0.7%
Thomas B. Simone(5)	145,600	0.3%
Michael S. Funk(6)	139,822	0.3%
Gordon D. Barker(7)	82,765	0.2%
Richard Antonelli(8)	79,841	0.2%
James P. Heffernan(9)	60,265	0.1%
Joseph M. Cianciolo(10)	40,265	0.1%
Michael D. Beaudry(11)	37,825	0.1%
Gary A. Glenn(12)	30,021	0.1%
Barclay Hope(13)	36,633	0.1%
Mark E. Shamber(14)	29,924	0.1%
Thomas Dziki(15)	26,063	0.1%
Gail A. Graham(16)	18,765	*
Randle E. Lindberg	4,800	*
All executive officers and directors, as a group (14 persons)(17)	1,012,876	2.3%

(1)          The address for each listed director and officer is c/o United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241. The address for the Employee Stock Ownership Trust is c/o Robert G. Huckins, Trustee, 19404 Camino Del Aguila, Escondido, CA 92025. The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109. The address for U.S. Trust Corporation is 114 West 47th Street, 25th Floor New York, NY 10036.

(2)          The number of shares of common stock beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 13, 2006 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(3)          The Employee Stock Ownership Trust (“ESOT”) disclaims beneficial ownership of the allocated shares of common stock in the Employee Stock Ownership Plan (“ESOP”) to the extent that the beneficial ownership of such shares is attributable to participants in the ESOP.

(4)          Includes 96,750 shares of common stock issuable upon the exercise of stock options and 47,861 shares of common stock held in trust by the ESOT and allocated to Mr. Atwood under the ESOP.

(5)          Includes 106,600 shares of common stock issuable upon the exercise of stock options and 30,000 shares held by the Thomas B. Simone and Shirley A. Simone 1990 Family Trust Agreement, as amended April 7, 1998, of which Mr. Simone and his wife are co-trustees.

(6)          Includes 99,550 shares of common stock issuable upon the exercise of stock options.

(7)          Includes 79,073 shares of common stock issuable upon the exercise of stock options.

(8)          Includes 69,250 shares of common stock issuable upon the exercise of stock options and 2,191 shares of common stock held in trust by the ESOT and allocated to Mr. Antonelli under the ESOP.

(9)          Includes 55,073 shares of common stock issuable upon the exercise of stock options.

(10)   Includes 35,073 shares of common stock issuable upon the exercise of stock options and 2,000 shares of common stock held for the benefit of Mr. Cianciolo in an individual retirement account.

(11)   Includes 25,250 shares of common stock issuable upon the exercise of stock options, the equivalent of 3,310 shares of common stock allocated to Mr. Beaudry under the United Natural Foods, Inc. 401(k) plan’s UNFI Company Stock Fund, and 2,065 shares of common stock held in trust by the ESOT and allocated to Mr. Beaudry under the ESOP.

(12)   Consists of 23,500 shares of common stock issuable upon the exercise of stock options, and 1,721 shares of common stock held in trust by the ESOT and allocated to Mr. Glenn under the ESOP.

(13)   Includes 28,375 shares of common stock issuable upon the exercise of stock options and 4,058 shares of common stock held in trust by the ESOT and allocated to Mr. Hope under the ESOP.

(14)   Includes 22,000 shares of common stock issuable upon the exercise of stock options, the equivalent of 422 shares of common stock allocated to Mr. Shamber under the United Natural Foods, Inc. 401(k) plan’s UNFI Company Stock Fund, and 302 shares of common stock held in trust by the ESOT and allocated to Mr. Shamber under the ESOP.

(15)   Includes 19,750 shares of common stock issuable upon the exercise of stock options, the equivalent of 660 shares of common stock allocated to Mr. Dziki under the United Natural Foods, Inc. 401(k) plan’s UNFI Company Stock Fund, and 553 shares of common stock held in trust by the ESOT and allocated to Mr. Dziki under the ESOP.

(16)   Consists of 15,073 shares of common stock issuable upon the exercise of stock options.

(17)   Includes 675,317 shares of common stock issuable upon the exercise of stock options, the equivalent of 4,392 shares of common stock allocated to executive officers under the United Natural Foods, Inc. 401(k) plan’s UNFI Company Stock Fund, and 56,559 shares of common stock held in trust by the ESOT and allocated to executive officers under the ESOP.

CORPORATE GOVERNANCE

We have closely monitored the recent developments relating to the corporate governance of public corporations, including the passage of the Sarbanes-Oxley Act of 2002 and the revised corporate governance proposals promulgated by The NASDAQ Stock Market. The Board of Directors has consulted with our legal counsel and independent registered public accounting firm to evaluate our current corporate governance and other practices in light of these developments. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of The NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•       The Board of Directors has adopted clear corporate governance policies;

•       A majority of the members of the Board of Directors are independent;

•       All members of the key board committees—the Audit Committee, the Compensation Committee and the Nominating and Governance Committee—are independent;

•       The independent members of the Board of Directors meet regularly without the presence of management;

•       We have a clear code of business conduct and corporate governance;

•       The charters of the committees of the Board of Directors clearly establish their respective roles and responsibilities;

•       The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

•       We have adopted a code of ethics that applies to our principal executive officers and all members of our finance department, including the principal financial officer and principal accounting officer.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives. The corporate governance page can be found at www.unfi.com, by clicking on “Investor Relations” and then “Corporate Governance.”

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

We have a classified Board of Directors currently consisting of two Class I directors (Richard Antonelli and Joseph M. Cianciolo), three Class II directors (Gordon D. Barker, Gail A. Graham and Thomas B. Simone), and two Class III directors (Michael S. Funk and James P. Heffernan). The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2006, 2007 and 2008, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

The persons named in the enclosed proxy will vote to elect Richard Antonelli and Joseph M. Cianciolo as Class I directors, unless your proxy is marked otherwise. Messrs. Antonelli and Cianciolo are currently Class I directors.

The Class I directors will be elected to hold office until the annual meeting of stockholders to be held in 2009 and until their successors are elected and qualified. Each nominee has indicated his willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.

For each member of the Board of Directors, including the nominees for election as Class I directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director:

Class/Name	Age	Position
Class I:
Richard Antonelli	49	Executive Vice President, Chief Operating Officer, President of Distribution and Director
Joseph M. Cianciolo(1)(2)(4)	67	Director and Chair of the Audit Committee
Class II:
Gordon D. Barker(1)(2)(3)	60	Director and Chair of the Compensation Committee
Gail A. Graham(1)(2)(3)	55	Director
Thomas B. Simone(2)(3)(4)	64	Chair of the Board, Lead Independent Director and Chair of the Nominating and Governance Committee
Class III:
Michael S. Funk(4)	52	President, Chief Executive Officer and Director
James P. Heffernan(1)(3)(4)	60	Director and Chair of the Finance Committee

(1)          Member of the Audit Committee.

(2)          Member of the Nominating and Governance Committee.

(3)          Member of the Compensation Committee.

(4)          Member of the Finance Committee.

Richard Antonelli has served as a member of the Board of Directors since December 2003, as President of United Distribution since October 2004 and Executive Vice President and Chief Operating Officer since December 2005. Mr. Antonelli served as President of the Western Region from January 2004 to October 2004, and as President of the Eastern Region from September 2002 to December 2003. Mr. Antonelli served as president of Fairfield Farm Kitchens, a Massachusetts-based custom food manufacturer, from August 2001 until August 2002. Mr. Antonelli served as our Director of Sales from April 1985 until July 2001. Mr. Antonelli is a nominee to serve as a Class I director.

Gordon D. Barker has served as a member of our Board of Directors since September 1999. Mr. Barker serves as the Chair of the Compensation Committee and as a member of the Audit Committee and the Nominating and Governance Committee. Mr. Barker has served as a contract Chief Executive Officer for QVL Pharmacy, a privately-held entity, since January 2005. Mr. Barker has served as President of Barker Holdings, LLC since January 2004. Mr. Barker served as Chief Executive Officer of Snyder’s Drug Stores, Inc. from October 1999 to March 2004. Snyder’s Drug Stores, Inc. filed for Chapter 11 bankruptcy in September 2003. Snyder’s emerged from this filing in March 2004. Mr. Barker served as the principal of Barker Enterprises, an investment and consultant firm, from January 1997 until September 1999. Mr. Barker also serves on the Board of Directors of The Sports Authority, Inc. and NuMedics, Inc.

Joseph M. Cianciolo has served as a member of our Board of Directors since September 1999. Mr. Cianciolo serves as Chair of the Audit Committee and as a member of the Nominating and Governance Committee and Finance Committee. Mr. Cianciolo served as the Managing Partner of KPMG LLP, Providence, Rhode Island Office, from June 1990 until June 1999. Mr. Cianciolo also serves on the Board of Directors of Nortek, Inc. and Eagle Bulk Shipping, Inc. Mr. Cianciolo is a nominee to serve as a Class I director.

Michael S. Funk has served as a member of our Board of Directors since February 1996 and as our President and Chief Executive Officer since October 2005. Mr. Funk serves as a member of the Finance Committee. Mr. Funk served as Chair of our Board of Directors from January 2003 to December 2003, as Vice Chair of our Board of Directors from February 1996 until December 2002, as our Chief Executive Officer from December 1999 until December 2002 and as our President from October 1996 until December 1999. Since its inception in July 1976 until April 2001, Mr. Funk served as President of Mountain People’s Warehouse, Inc., one of our wholly-owned subsidiaries.

Gail A. Graham has served as a member of our Board of Directors since October 2002. Ms. Graham serves as a member of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. Ms. Graham has served as the General Manager of Mississippi Market Natural Foods Cooperative, a consumer owned and controlled cooperative in St. Paul, Minnesota, since October 1999. Ms. Graham served as Vice Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1994 until October 1998 and from November 2000 until October 2002. Ms. Graham served as the Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1998 until October 2000. Ms. Graham resigned from the Board of Directors of Blooming Prairie Cooperative Warehouse in October 2002, concurrent with her appointment to our Board of Directors.

James P. Heffernan has served as a member of our Board of Directors since March 2000. Mr. Heffernan serves as Chair of the Finance Committee and as a member of the Audit Committee and the Compensation Committee. Mr. Heffernan has served as a Trustee for the New York Racing Association since November 1998. Mr. Heffernan served as a member of the Board of Directors of Columbia Gas System, Inc. from January 1993 until November 2000.

Thomas B. Simone has served as the Chair of the Board since December 2005 and as Lead Independent Director since December 2003. Mr. Simone served as the Vice Chair of the Board of

Directors from January 2003 to December 2005, as the Chair of the Board of Directors from December 1999 to December 2002 and as a member of the Board of Directors since October 1996. Mr. Simone is the Chair of the Nominating and Governance Committee and is a member of the Compensation Committee and the Finance Committee. Mr. Simone has served as President and Chief Executive Officer of Simone & Associates, LLC and its predecessor company, each a natural and organic products and healthcare investment and consulting company, since April 1994. Mr. Simone also serves on the Board of Directors of Lightfull Foods, Inc. and nSpired Natural Foods, Inc.

For information relating to the shares of our common stock owned by each of our directors, see “Stock Ownership of Certain Beneficial Owners and Management” on page 3.

Board and Committee Meetings

The Board of Directors met eleven times (including by telephone conference) during the fiscal year ended July 29, 2006. All directors attended at least 90% of the meetings of the Board of Directors and of the committees on which they served. All of our directors attended last year’s annual meeting either in person or by webcast. A majority of the Board of Directors, consisting of Ms. Graham and Messrs. Barker, Cianciolo, Heffernan and Simone, are “independent directors,” as defined in rules governing the listing of our common stock on The NASDAQ Stock Market. Mr. Simone currently serves as Lead Independent Director.

The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees and consultants, and administers and recommends grants of stock options pursuant to the 2002 Stock Incentive Plan and the Amended and Restated 1996 Stock Option Plan and grants of restricted stock and other equity incentives pursuant to the 2004 Equity Incentive Plan. The Compensation Committee’s charter is available on our website, www.unfi.com. The Compensation Committee held five meetings during fiscal 2006. The current members of the Compensation Committee are Ms. Graham and Messrs. Barker, Heffernan and Simone, each of whom is an independent director.

The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by our independent registered public accounting firm. The Audit Committee’s charter is available on our website, www.unfi.com. The Audit Committee held eight meetings during fiscal 2006. The current members of the Audit Committee are Ms. Graham and Messrs. Barker, Cianciolo and Heffernan, each of whom is an independent director. The Board of Directors has determined that Joseph M. Cianciolo is an audit committee financial expert, as defined by the rules and regulations of the Securities and Exchange Commission.

The Board of Directors has formed a Finance Committee, which will oversee, review and make recommendations about the financial affairs and policies of the Company and evaluate merger and acquisition transactions and investment transactions proposed by the Company’s management. The Finance Committee was formed during fiscal 2007, and as such, had no meetings during fiscal 2006. The current members of the Finance Committee are Messrs. Cianciolo, Funk, Heffernan and Simone. Messrs. Cianciolo, Heffernan and Simone are independent directors.

The Board of Directors has a Nominating and Governance Committee, which, pursuant to its written charter, nominates candidates for election to the Board of Directors and develops and recommends for adoption, and thereafter periodically reviews, our corporate governance principles. The Nominating and Governance Committee’s charter is available on our website, www.unfi.com. The Nominating and Governance Committee held six meetings during fiscal 2006. The current members of the Nominating and Governance Committee are Messrs. Barker, Cianciolo and Simone and Ms. Graham, each of whom is an independent director.

The Nominating and Governance Committee reviews the qualifications of every person recommended as a nominee to the Board of Directors to determine whether the recommended nominees will make good candidates for consideration for membership on the Board of Directors. The Nominating and Governance Committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the Nominating and Governance Committee does evaluate recommended nominees based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors. Following this evaluation, the Nominating and Governance Committee will make recommendations for membership on the Board of Directors and review such recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

For a stockholder to submit a candidate for consideration to the Nominating and Governance Committee, a stockholder must notify our corporate secretary. To make a recommendation for director nomination in advance of the next annual meeting, a stockholder must notify our corporate secretary not less than 60 days nor more than 90 days prior to the 2007 Annual Meeting of Stockholders, provided that in the event that less than 70 days notice or prior public disclosure of the date of the 2007 Annual Meeting of Stockholders is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The notice must include the information specified in our bylaws, including the following: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of our shares which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of our shares which are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information as may be reasonably required by the Nominating and Governance Committee to determine the eligibility of such proposed nominee to serve as a member of the Board of Directors.

Notices should be sent to:

Mr. Daniel V. Atwood, Secretary
United Natural Foods, Inc.
260 Lake Road, P.O. Box 999
Dayville, CT 06241-0999

Communication with the Board of Directors

Our stockholders may communicate directly with the Board of Directors. All communications should be in written form and directed to our corporate secretary at the following address:

Mr. Daniel V. Atwood, Secretary
United Natural Foods, Inc.
260 Lake Road, P.O. Box 999
Dayville, CT 06241-0999

Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Board of Directors. Each communication intended for the Board of Directors and received by the corporate secretary that is related to our operation and is relevant to a specific director’s service on the Board of Directors shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Director Compensation

Fees

Each non-employee director receives $2,200 for attendance at each meeting of the Board of Directors, $1,100 for attendance at each telephonic meeting of the Board of Directors, $1,100 for attendance at each meeting of the compensation, finance and nominating and governance committees of the Board of Directors and $1,700 for attendance at each meeting of the audit committee of the Board of Directors. Additionally, the chair of the compensation, finance and nominating and governance committee receives an annual retainer of $5,000 while the chair of the audit committee receives an annual retainer of $10,000. Each director is reimbursed for expenses incurred in connection with his or her attendance at meetings of the Board of Directors and its committees. Additionally, the Chair of the Board and Lead Independent Director receives an annual retainer of $75,000 and each other non-employee director receives an annual retainer of $30,000.

Stock Options and Restricted Stock

In the fiscal year ended July 29, 2006, current non-employee directors received an annual grant of (i) an option to purchase 2,660 shares of common stock and (ii) 3,192 shares of restricted common stock for their participation on the Board of Directors. One third of the annual option grant vested immediately, and the remaining two thirds vest in equal annual installments over a two-year period from the date of grant. The options have an exercise price equal to the closing price of our stock on The NASDAQ Stock Market on the date of grant. One third of the annual restricted stock grant vested immediately, and the remaining two thirds vest in equal annual installments over a two-year period from the date of grant. The Chair of the Board and Lead Independent Director does not receive a stock option grant and receives an annual grant of 9,000 shares of restricted common stock, with a vesting schedule consistent with the vesting of the other non-employee directors.

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth compensation information for the fiscal years ended July 29, 2006 July 31, 2005 and July 31, 2004 with respect to each person who served as our Chief Executive Officer during the year ended July 29, 2006 and each of the four other most highly compensated executive officers who were serving as executive officers on July 29, 2006.

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary(5)	Bonus(5)	Other Annual Compensation	Restricted Stock Awards(6)	Securities Underlying Options	All Other Compensation
Michael S. Funk(1)	2006	$511,564	$—	$0	$710,360	15,000	$6,650	(7)
Chief Executive Officer and
President
Steven H. Townsend(2)	2006	376,923	700,000	0	—	—	412,586	(8)
	2005	700,000	665,000	0	744,500	220,000	25,919	(9)
	2004	533,789	400,775	0	—	80,000	19,953	(9)
Richard Antonelli	2006	342,308	200,000	0	213,108	7,000	145,613	(10)
Executive Vice President,	2005	275,000	140,250	0	—	60,000	28,515	(9)
Chief Operating Officer and	2004	232,789	211,554	0	—	50,000	14,846	(9)
President of United Distribution
Daniel V. Atwood	2006	239,423	120,000	0	213,108	7,000	15,723	(11)
Executive Vice President,	2005	225,000	106,875	0	—	35,000	29,958	(9)
Chief Marketing Officer,	2004	186,411	69,231	0	—	40,000	20,504	(9)
President of United Natural Brands and Secretary
Michael Beaudry(3)	2006	207,731	105,625	0	182,664	6,000	8,202	(12)
President of Eastern Region
Barclay Hope	2006	220,300	44,895	0	106,554	3,500	9,414	(11)
President of Albert’s Organics	2005	209,000	88,825	0	—	17,500	23,281	(13)
	2004	199,550	71,611	0	—	20,000	18,954	(13)
Mark E. Shamber(4)	2006	158,866	73,250	0	205,344	6,000	7,390	(12)
Vice President, Chief Financial
Officer and Treasurer

(1)          Mr. Funk became Chief Executive Officer and President of United Natural Foods on October 21, 2005.

(2)          Mr. Townsend served as Chief Executive Officer and President of United Natural Foods until October 21, 2005, and as Chair of the Board until December 8, 2005.

(3)          Mr. Beaudry became President of the Eastern Region on January 10, 2006.

(4)          Mr. Shamber became Vice President, Chief Financial Officer, and Treasurer of United Natural Foods on October 4, 2006. Mr. Shamber previously served as Chief Accounting Officer and Acting Chief Financial Officer and Treasurer from January 2006 until October 4, 2006.

(5)          Reflects compensation earned by the named executive officers in the fiscal years presented, including amounts deferred at the election of these officers pursuant to our Deferred Compensation Plan. See Deferred Compensation Plan.

(6)          The dollar values shown in the Restricted Stock Awards column are based on the closing market price of the Common Stock on the date the restricted shares were granted. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time (generally over periods of up to four years) and continued employment with the Company.

As  of July 29, 2006, the aggregate number of shares of restricted stock held by a named executive officer and the aggregate fair market value of such shares (calculated by multiplying the aggregate number of shares held by such named executive officer by $30.64, the closing price of the Common Stock on July 28, 2006) was: Mr. Funk, 18,000 shares ($551,520); Mr. Antonelli, 8,400 shares ($257,376); Mr. Atwood, 8,400 shares ($257,376); Mr. Beaudry, 7,200 shares ($220,608); Mr. Hope, 4,200 shares ($128,688); and Mr. Shamber, 7,200 shares ($220,608).

The restricted stock awards to the named executive officers reported in the table that vest, in whole or in part, in less than three years from the date of grant, together with their vesting schedule, are as follows:

(i.)         Mr. Funk received a grant of 18,000 shares of restricted stock in fiscal 2006, 4,500 of which will vest in fiscal 2007, 4,500 of which will vest in fiscal 2008, 4,500 of which will vest in fiscal 2009 and 4,500 of which will vest in fiscal 2010.

(ii.)     Mr. Antonelli received a grant of 8,400 shares of restricted stock in fiscal 2006, 2,100 of which will vest in fiscal 2007, 2,100 of which will vest in fiscal 2008, 2,100 of which will vest in fiscal 2009 and 2,100 of which will vest in fiscal 2010.

(iii.)Mr. Atwood received a grant of 8,400 shares of restricted stock in fiscal 2006, 2,100 of which will vest in fiscal 2007, 2,100 of which will vest in fiscal 2008, 2,100 of which will vest in fiscal 2009 and 2,100 of which will vest in fiscal 2010.

(iv.)   Mr. Beaudry received a grant of 7,200 shares of restricted stock in fiscal 2006, 1,800 of which will vest in fiscal 2007, 1,800 of which will vest in fiscal 2008, 1,800 of which will vest in fiscal 2009 and 1,800 of which will vest in fiscal 2010.

(v.)       Mr. Hope received a grant of 4,200 shares of restricted stock in fiscal 2006, 1,050 of which will vest in fiscal 2007, 1,050 of which will vest in fiscal 2008, 1,050 of which will vest in fiscal 2009 and 1,050 of which will vest in fiscal 2010.

(vi.)   Mr. Shamber received a grant of 7,200 shares of restricted stock in fiscal 2006, 1,800 of which will vest in fiscal 2007, 1,800 of which will vest in fiscal 2008, 1,800 of which will vest in fiscal 2009 and 1,800 of which will vest in fiscal 2010.

Dividends are paid on restricted stock at the same rate as other outstanding shares of common stock. In the event of a termination of their employment following a change in control of the Company, the unvested portion of the restricted stock of Richard Antonelli, Daniel V. Atwood, Michael Beaudry and Tom Dziki will be subject to accelerated vesting as further described in this Proxy Statement under the heading “Severance Agreements.”

       (7) Represents an automobile allowance.

       (8) Represents payments made in accordance with Mr. Townsend’s employment transition agreement, the Company’s contributions to a 401(k) account, personal use of an automobile, fees for personal tax preparation and the fair market value of shares allocated to the named executive officer under the ESOP.

       (9) Represents the Company’s contributions to a 401(k) account, an automobile allowance, fees for personal tax preparation and the fair market value of shares allocated to the named executive officer under the ESOP.

(10) Represents the Company’s contributions to a 401(k) account, personal use of an automobile, fees for personal tax preparation and a relocation allowance paid to Mr. Antonelli.

(11) Represents the Company’s contributions to a 401(k) account and an automobile allowance.

(12)   Represents the Company’s contributions to a 401(k) account.

(13) Represents an automobile allowance and the fair market value of shares allocated to the named executive officer under the ESOP.

Option Grants in Last Fiscal Year

The following table sets forth the grants of stock options to the named executive officers during the year ended July 29, 2006. The percentages in the table below are based on options to purchase 265,640 shares of common stock granted under our stock option plan in the year ended July 29, 2006 to our employees and directors. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors. Potential realizable values are net of exercise price before taxes and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. We did not grant any stock appreciation rights to named executive officers during the fiscal year ended July 29, 2006.

	Number of Securities underlying	Percent of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted	in Fiscal Year	Per Share	Date	5%	10%
Michael S. Funk	15,000	6%	$25.37	12/08/2015	$239,326	$606,499
Richard Antonelli	7,000	3%	25.37	12/08/2015	111,685	283,033
Daniel V. Atwood	7,000	3%	25.37	12/08/2015	111,685	283,033
Michael Beaudry	6,000	2%	25.37	12/08/2015	95,730	242,599
Barclay Hope	3,500	1%	25.37	12/08/2015	55,843	141,516
Mark E. Shamber	3,600	1%	25.37	12/08/2015	47,865	121,300
Mark E. Shamber	3,600	1%	31.67	1/27/2016	59,751	151,421

Fiscal Year-End Option Values

The following table summarizes information with respect to stock options owned by the named executive officers as of July 29, 2006, and with respect to stock options exercised by the named executive officers during the fiscal year ended July 29, 2006. The values of unexercised in-the-money options shown below have been calculated on the basis of $30.64 per share, the last reported sale price for our common stock on The NASDAQ National Market on July 28, 2006, multiplied by the number of shares underlying those options. No stock appreciation rights were exercised by named executive officers during the fiscal year ended July 29, 2006, and no stock appreciation rights were held by named executive officers at July 29, 2006.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael S. Funk	—	$—	75,800	40,000	$1,145,950	$470,250
Richard Antonelli	50,000	570,789	45,000	54,500	112,500	775,540
Daniel V. Atwood	—	—	129,500	34,500	1,742,005	412,265
Michael Beaudry	20,000	341,755	15,000	22,250	37,500	260,033
Barclay Hope	15,000	259,744	17,500	18,500	43,750	228,745
Mark E. Shamber	3,750	80,004	17,500	17,250	133,356	169,110

Equity Compensation Plans

We have a policy that requires executives, directors and senior officers to hold shares of stock in the Company in accordance with a formula which is based on their annual grant of stock options and restricted stock. We further require that these employees/directors hold their shares as long as they are employed/serve the Company. Timeframes to attain the appropriate holdings required are determined on an individual basis.

2004 Equity Incentive Plan

The 2004 Equity Incentive Plan was originally adopted by the Board of Directors in October 2004 and approved by stockholders in December 2004. Under the 2004 Equity Incentive Plan, 1,000,000 shares of common stock were authorized for issuance. As of July 29, 2006, 146,728 shares of restricted common stock, net of any forfeitures, have been granted, with 853,272 shares available for future awards.

2002 Stock Incentive Plan

The 2002 Stock Incentive Plan was originally adopted by the Board of Directors in October 2002 and approved by stockholders in December 2002. Under the 2002 Stock Incentive Plan, 2,800,000 shares of common stock were authorized for issuance. As of July 29, 2006, options for the purchase of 2,182,231 shares of common stock, net of any forfeitures, have been granted, with 617,769 shares available for future awards.

Amended and Restated 1996 Stock Option Plan

The 1996 Stock Option Plan was originally adopted by the Board of Directors and approved by stockholders in July 1996. An Amended and Restated 1996 Option Plan was approved by the stockholders of the Company in October 1996. Additional amendments to the Amended and Restated 1996 Stock Option Plan were approved by stockholders in December 1998 and December 2000.

Of the 5,000,000 shares of common stock authorized for issuance under Amended and Restated 1996 Option Plan, options for the purchase of 4,989,400 shares of common stock, net of any forfeitures, have been granted as of July 29, 2006, with 10,600 shares available for future awards.

Employee Stock Ownership Plan

The Employee Stock Ownership Plan was adopted by the Board of Directors and approved by stockholders in November 1988. This plan enabled us to acquire shares of our outstanding common stock for the benefit of eligible employees. We established the Employee Stock Ownership Trust to hold the acquired shares of our common stock. As discussed under “Certain Relationships and Related Transactions,” we originally acquired 4,400,000 shares of our outstanding common stock from certain stockholders in exchange for a promissory note, for which we guarantee payment. As this promissory note is repaid, the shares of common stock held by the trust are released in proportion to the amount of principal paid down on the promissory note. These released shares are allocated among the accounts of eligible employees. The shares of common stock in an employee’s account generally vest after five years of qualified employment or upon death or disability.

As of July 29, 2006, approximately 2,751,000 shares of common stock have been allocated or released for allocation to employees. Allocations are projected to continue at the rate of 176,000 shares of common stock per year.

Equity Compensation Table

The following table provides certain information with respect to equity awards under the 2004 Equity Incentive Plan, the 2002 Stock Incentive Plan, and the Amended and Restated 1996 Stock Option Plan as of July 29, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Plans approved by stockholders	1,532,943	$20.42	1,481,641
Plans not approved by stockholders	—	—	—
Total	1,532,943	$20.42	1,481,641

Deferred Compensation Plan

Our executive officers and directors are eligible to participate in the United Natural Foods Deferred Compensation Plan (“the Deferral Plan”). The Deferral Plan is administrated by the Compensation Committee.

The Deferral Plan was established to provide participants with the opportunity to defer the receipt of all or any portion of their compensation, including gains on restricted stock. Under the Deferral Plan, only the payment of the compensation earned by each such participant is deferred and there is no deferral of the expense in our financial statements related to the participants’ earnings. These earnings are expensed by the Company in the year in which they are earned by the participants.

Under the Deferral Plan, we credit each participant’s account with earnings each year on the deferred amounts. These amounts represent the amounts that would have been earned had the deferred amounts been invested in the fixed-rate investment option under the Deferral Plan. All funds in the Deferral Plan are invested in the fixed-rate investment option that provides for a return as set by the Compensation Committee.

Participants who terminate their employment with us due to retirement, disability or death will be paid their Deferral Plan balance in a lump sum or in installments over a pre-determined period of time.

Participants who terminate their employment with us for any other reason will receive payment of their Deferral Plan balance in the form of a lump sum.

Report of the Compensation Committee on Executive Compensation

Overview and Philosophy

The Compensation Committee of the Board of Directors is responsible for making recommendations concerning salaries and incentive compensation for employees, including the Chief Executive Officer and other executive officers, and administering the 2004 Equity Incentive Plan, the 2002 Stock Incentive Plan and the Amended and Restated 1996 Stock Option Plan. The Compensation Committee consists entirely of independent, non-employee directors, within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee currently consists of Mr. Barker, Chair of this committee, Ms. Graham and Messrs. Heffernan and Simone.

This report addresses our compensation policies for the fiscal year ended July 29, 2006 as they affected the Chief Executive Officer and the other executive officers. The objectives of our executive compensation program are to:

•       Attract and retain key executive officers critical to our long-term success;

•       Align the executive officers’ interests with the interests of stockholders;

•       Enhance the overall performance of United Natural Foods; and

•       Recognize and reward individual performance and responsibility.

Compensation Program

Our executive compensation program generally consists of base salary, cash incentive compensation and long-term incentive compensation in the form of stock options and restricted stock grants. Executive officers also participate in benefit programs that are generally available to our employees, including medical benefits, the Employee Stock Ownership Plan and the 401(k) retirement savings plan.

All compensation decisions are determined following a review of many factors that we believe are relevant, including third-party data, our achievements over the past year, the individual’s contributions to our success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

In general, we intend that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executive officers with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, we also consider general economic conditions, our financial performance and individual merit in setting compensation policies for our executive officers.

We regularly assess, with the assistance of outside compensation consultants, the competitiveness of our total compensation program, including base salaries, annual cash incentives and long-term stock-based incentives. Data for external comparisons are drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of companies of similar size or industry.

For the fiscal year ended July 29, 2006, we reviewed the appropriate mix between salary and other forms of compensation and set annual compensation guidelines for our executive officers.

Base Compensation

Michael S. Funk was hired as President and Chief Executive Officer in October 2005. Mr. Funk’s base compensation was set at $700,000, the same as our prior President and Chief Executive Officer. In addition, Mr. Funk received a bonus for the fiscal year ended July 29, 2006 of 15,000 shares of restricted stock on July 30, 2006. Mr. Funk does not have an employment agreement with the Company.

Historically, we have reviewed the compensation levels paid to executive officers based on a study commissioned periodically by us of approximately 12 comparable companies. For fiscal 2006, compensation for other executive officers was set within the range of compensation for executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by this committee. Base compensation was also determined in light of a particular individual’s contribution as a whole, including the ability to motivate others, develop the necessary skills to grow, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. We approved base salary adjustments for all executive officers other than the President and Chief Executive Officer effective July 30, 2006. The Chief Executive Officer’s base salary will remain at the same level for fiscal 2007.

Long-Term Incentives

Long-term incentives for executive officers and key employees are provided through individual stock ownership, the Employee Stock Ownership Plan, the 2004 Equity Incentive Plan, the 2002 Stock Incentive Plan and the Amended and Restated 1996 Stock Option Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executive officers to develop and maintain a significant, long-term stock ownership position in our common stock. Stock options and restricted stock are granted annually to our executive officers and certain key employees. Stock options are granted at an option price equal to the fair market value, or, in the case of owners of 10% or more of our common stock, 10% above the fair market value of our common stock on the date of grant and will only have value if our common stock price increases. In selecting executive officers eligible to receive stock option and restricted stock grants and determining the amount and frequency of such grants, we evaluate a variety of factors, including the following: (i) the job level of the executive officer; (ii) stock option and restricted stock grants awarded by competitors to executive officers at a comparable job level; and (iii) past, current and prospective service rendered, or to be rendered, by the executive officer.

Severance Agreements

We have entered into severance agreements with certain executive officers. The severance agreements provide for the payment of one year of base salary and certain medical benefits for a period of one year following termination of the executive officer for a reason other than cause, death or disability or a resignation by the executive officer for good reason (as each such term is defined in the agreement). In addition, in the event of a termination of the executive officer for a reason other than cause, death or disability or a resignation by the executive officer for good reason within one (1) year of a change in control (as such term is defined in the agreement), the executive officer shall be entitled to the severance payments and medical benefits provided in the previous sentence, the acceleration in full of the vesting of all options (as such term is defined in the agreement) and restricted stock grants made to the executive officer and the full vesting of the executive officer’s account under our Employee Stock Ownership Plan. In addition, the severance agreements include confidentiality, non-competition and intellectual property assignment provisions.

Limitations on Deductions

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to our Chief Executive Officer and the four other most highly compensated executive officers to $1,000,000 per year, but contains an exception for certain performance-based compensation. For the fiscal year ended July 29, 2006, grants of stock options under the 2002 Stock Incentive Plan and the Amended and Restated 1996 Stock Option Plan and restricted stock under the 2004 Equity Incentive Plan satisfy the requirements for deductible compensation. While our general policy is to preserve the deductibility of most compensation paid to executive officers, we authorize payments that may not be deductible if we believe they are in the best interests of United Natural Foods and its stockholders.

Gordon D. Barker, Chair
Gail A. Graham
James P. Heffernan
Thomas B. Simone

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Ms. Graham and Messrs. Barker, Heffernan and Simone. None of our executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

Employment Agreements

None of our executive officers have an employment agreement.

Certain Relationships and Related Transactions

In connection with the establishment of the Employee Stock Ownership Plan in November 1988, certain stockholders, including Steven H. Townsend and Daniel V. Atwood, contributed an aggregate of 4,400,000 shares of our common stock to the Employee Stock Ownership Trust in exchange for a note (the “ESOT Note”) from the Employee Stock Ownership Trust in the original amount of $4,080,000, the largest amount of indebtedness outstanding under the ESOT Note. We guarantee payment by the Employee Stock Ownership Trust of the ESOT Note. The ESOT Note is payable in equal monthly installments of principal and interest from December 1988 to May 2015. Interest is charged on the ESOT Note at a rate of 10% per annum. The amount outstanding under the ESOT Note as of September 29, 2006 was $1,352,600.

Comparative Stock Performance

The graph below compares the cumulative total stockholder return on our common stock for the period from July 31, 2001 through July 29, 2006 with the cumulative total return on (i) an index of Food Service Distributors and Grocery Wholesalers and (ii) The NASDAQ Composite Index. The comparison assumes the investment of $100 on July 31, 2001 in our common stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The index of Food Service Distributors and Grocery Wholesalers includes:

•       Performance Food Group Co.;

•       Nash-Finch Company;

•       SuperValu, Inc.; and

•       SYSCO Corporation.

Comparison of cumulative five year total return

	7/31/01	7/31/02	7/31/03	7/31/04	7/31/05	7/29/06
United Natural Foods, Inc.	$100	$83	$138	$195	$304	$276
NASDAQ Composite Index	$100	$66	$86	$94	$109	$105
Index of Food Distributors and Wholesalers	$100	$99	$115	$131	$145	$114

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 28, 2007, subject to ratification by stockholders at the annual meeting. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of KPMG LLP, the Board of Directors will reconsider the matter.

Representatives of KPMG LLP, which served as our independent registered public accounting firm for the fiscal year ended July 29, 2006, will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

(a)          Recommendation of the Board of Directors

The Board of Directors believes that the ratification of the selection of KPMG LLP is in the best interests of United Natural Foods and its stockholders and recommends a vote FOR such ratification.

(b)         Audit Committee Report

The Audit Committee of the Board of Directors is comprised solely of independent directors, as defined by applicable law, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis and in October 2003 revised its charter to reflect recent changes to the federal securities laws and rule changes adopted by The NASDAQ Stock Market. The Board has made a determination that the Audit Committee has at least one member, Mr. Cianciolo, the Chair of the Audit Committee, who qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations, and that he has accounting and related financial management expertise within the meaning of the listing standards of The NASDAQ Stock Market. All committee members are financially literate.

The Audit Committee has prepared the following report on its activities with respect to the audited financial statements for the fiscal year ended July 29, 2006 (for purposes of this report, the “audited financial statements”). The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of United Natural Foods filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference in the specified filing.

As part of its specific duties, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors; reviews the financial information issued to shareholders and others, including a discussion of the quality, and not only the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of discussions in the financial statements; and monitors the systems of internal control and the audit process. Management has primary responsibility for the financial statements and the reporting process. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has met and held discussions with management and the independent auditors. In our discussions, management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG LLP, our independent auditors. The Audit Committee meets with our internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee held eight formal meetings in fiscal 2006. The Committee also holds quarterly pre-earnings release telephone conference calls. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Company’s independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has considered and discussed with KPMG LLP the firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions noted above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 29, 2006, for filing with the Securities and Exchange Commission. The Board has approved this recommendation.

Joseph M. Cianciolo, Chair
Gordon D. Barker
Gail A. Graham
James P. Heffernan

Fees Paid to KPMG LLP

In addition to retaining KPMG LLP to audit our financial statements for the fiscal year ended July 29, 2006, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by KPMG LLP in connection with services rendered during the last three fiscal years.

Fee Category	Fiscal 2006	Fiscal 2005	Fiscal 2004
Audit Fees	$1,010,285	$1,076,000	$318,000
Audit-Related Fees	34,720	57,423	33,850
Tax Fees	0	11,225	13,365
All Other Fees	0	0	0

Audit Fees.   Consists of fees billed for professional services rendered in connection with the audit of our annual financial statements and for the review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Fees for audit services in fiscal 2006 and fiscal 2005 also included fees related to the attestation of management’s assessment of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.   Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense and mergers and acquisitions.

All Other Fees.   Consists of fees for products and services other than the services reported above. In fiscal 2006, 2005 and 2004, no services other than those reported above were provided by KPMG LLP.

The Audit Committee has considered whether the provision of the non-audit services described above by KPMG LLP is compatible with maintaining auditor independence and determined that KPMG LLP’s non-audit services did not compromise its independence as independent public auditor.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with its charter, the Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by KPMG LLP in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During the year ended July 29, 2006, all services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the Reporting Persons furnished to us, we believe that during the fiscal year ended July 29, 2006, the Reporting Persons complied with all Section 16(a) filing requirements.

Stockholder Proposals for the 2007 Annual Meeting of Stockholders

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2007 Annual Meeting of Stockholders must be submitted to our corporate secretary, Daniel V. Atwood, at 260 Lake Road, Dayville, Connecticut 06241, no later than the close of business on July 28, 2007. We strongly encourage stockholders interested in submitting a proposal to contact legal counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

If a stockholder wishes to present a proposal before the 2007 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement, such stockholder must give written notice to our corporate secretary at the address noted above. Our corporate secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2007 Annual Meeting of Stockholders, provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the 2007 Annual Meeting of Stockholders is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at the annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING IN PERSON OR BY MEANS OF THE WEBCAST. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,
Thomas B. Simone,
Chair of the Board
November 1, 2006

PROXY	PROXY

UNITED NATURAL FOODS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS—December 7, 2006

The undersigned Stockholder(s), revoking any prior proxies, hereby appoint(s) Mark E. Shamber and Daniel V. Atwood, or each of them, with full power of substitution, as proxies for those signing on the reverse side to attend the Annual Meeting of Stockholders of United Natural Foods, Inc. to be held at the Courtyard by Marriott Downtown at 32 Exchange Terrace, Providence, Rhode Island 02903, at 11:00 a.m. (local time) on December 7, 2006, and at any adjournments or postponements thereof, and there to vote and act as indicated upon all matters referred to below and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” THE PROPOSALS.

1.                    To elect the following Class I Directors for the ensuing three years:

Class I Nominees: Richard Antonelli and Joseph M. Cianciolo

☐ FOR all nominees	☐ WITHHELD from all nominees

                  FOR, except vote withheld from the following nominees:      ___________________________________

2.                    To ratify the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for fiscal year 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed on reverse side)

(continued from other side)

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Stockholder sign here

Co-owner sign here
Date:

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

PROXY	PROXY

UNITED NATURAL FOODS, INC.
ANNUAL MEETING OF STOCKHOLDERS—December 7, 2006

The undersigned, a participant or beneficiary under the United Natural Foods, Inc. Employee Stock Ownership Plan, as amended and restated effective March 1, 2004 (the “ESOP”), who is entitled to direct the Trustee of the ESOP (the “Trustee”) as to how to vote the shares of Common Stock of United Natural Foods, Inc. (the “Company”) allocated to the account of the undersigned (the “ESOP Shares”) pursuant to Section 8.4 of the ESOP, does hereby direct the Trustee to vote such ESOP Shares as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” THE PROPOSALS.

PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

☒ PLEASE MARK VOTE AS IN THIS EXAMPLE

1.                    To elect the following Class I Directors for the ensuing three years:

Class I Nominees: Richard Antonelli and Joseph M. Cianciolo

☐ FOR all nominees	☐ WITHHELD from all nominees

                  FOR, except vote withheld from the following nominees:      ___________________________________

(Continued on reverse side)

☒ PLEASE MARK VOTE AS IN THIS EXAMPLE

2.                    To ratify the appointment of KPMG LLP as the Corporation’s independent public auditors for fiscal year 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

A vote FOR proposals 1, 2 and 3 is recommended by the Board of Directors of United Natural Foods, Inc.

By directing the Trustee to vote the ESOP Shares, the undersigned is authorizing the Trustee to execute a proxy card appointing officers of the Company as proxies and authorizing the proxies, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Participant or Beneficiary sign here
Date: